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                                                                               .
                                                               EXHIBIT (a)(1)(V)

       [FORM OF STOCK OPTION RECORD KEEPING STATEMENT -- DELTASHARE STOCK
             OPTION PLAN AND PILOTS STOCK OPTION PLAN (SKYSHARES)]


  KEY FACTS                   DELTA AIR LINES, INC STOCK PRICE         PREPARED FOR:

ACCOUNT NUMBER                             $14.7500
STATEMENT PERIOD   01/01/03 TO          CLOSING PRICE
(MM/DD/YY)         05/02/03             AS OF 05/02/03

PAGE NUMBER        1 OF 2


CURRENT ACCOUNT STATUS

        OPTIONS                                      YOUR OPTION BALANCE                       POTENTIAL INCOME @ $14.7500 #
----------------------     -----------------------------------------------------------------   -----------------------------
                                              OPTION
                            BALANCE          ACTIVITY                                                INCOME
   GRANT       GRANT         AS OF            SINCE        CURRENT     LAST DATE    OPTIONS           PER             TOTAL
   DATE        PRICE       01/01/03   + /-   01/01/03  -   BALANCE    TO EXERCISE    VESTED    X     OPTION     --    INCOME
----------------------------------------------------------------------------------------------------------------------------
                                       --
                                       --
----------------------------------------------------------------------------------------------------------------------------
Total                                  --              -



To enhance the protection of client information, Merrill Lynch will no longer print social security numbers on written correspondence.

www.benefits.ml.com: Get stock quotes, check your stock option balance and model or exercise your options on-line. Use your current PIN to log In. If you've lost your PIN, call 1-888-DELTA-18 to have it reset.

# Potential income is equal to the closing price, as of the statement date, of your company's stock, minus the option grant price, times the number of options remaining in your account. Your income at option exercise will vary according to the market price at the time of exercise. All income is subject to applicable taxes upon exercise.

         Questions? In the U.S., Puerto Rico or Canada, please call 1-888-335-8218. In other countries contact (609)818-8834; or write:
         Merrill Lynch, Attention: Stock Option Plan, MS 04-BS-PRO, 1400 Merrill Lynch Drive, Pennington, NJ 08534, U.S.A.


The data presented on this section of your statement is for recordkeeping purposes only. This section of your statement does not reflect the holding of securities, cash, or cash equivalents by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Accordingly, the options reflected on this section of your statement are not subject to the provisions of the Securities Investor Protection Act of 1970, and brokerage account terms and conditions do not apply.

                                                               EXHIBIT (a)(1)(V)

                        Merrill Lynch Brokerage Account

-------------------------------------------------------------------
Key Facts                                             Prepared For:
-------------------------------------------------------------------
Account Number


Statement Period 03/29/03 To
(MM/DD/YY)       05/02/03

Page Number      2 of 2

----------------------------------------------------------------------

Income Summary
--------------

Description                  This Period                  Year To Date

----------------------------------------------------------------------

*REPORTABLE DIVIDENDS
 REPORTABLE PROCEEDS

Current Holdings
----------------



                         Opening     Closing     Price on      Market
Description              Position    Position    05/02/03      Value
----------------------------------------------------------------------
DELTA AIR LINES, INC.
----------------------------------------------------------------------
       Total



TO ENHANCE THE PROTECTION OF CLIENT INFORMATION, MERRILL LYNCH WILL NO LONGER PRINT SOCIAL SECURITY NUMBERS ON WRITTEN CORRESPONDENCE.

Questions? In the U.S., Puerto Rico or Canada, please call 1-888-335-8218; in other countries contact (609)818-8834; or write; Merrill Lynch, Attention:
Stock Option Plan, MS 04-BS-PRO, 1400 Merrill Lynch Drive, Pennington, NJ 08534, U.S.A.

Please notify your employer of a change in your address. If you detect any discrepancies in your statement, please advise Merrill Lynch. Send all correspondence to Merrill Lynch at the address shown above. Be sure to include your account number. All transactions are dated as orders are executed. Ownership registration of securities and ownership of cash proceeds occur on settlement date. Retain this statement for your tax records. See reverse side for explanation of key terms.